    As filed with the Securities and Exchange Commission on February 8, 2001
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                ---------------

                           ARTHUR J. GALLAGHER & CO.
             (Exact name of registrant as specified in its charter)

          Delaware                               6411                          36-2151613
(State or other jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)        Classification Code Number)        Identification Number)

         Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                            John C. Rosengren, Esq.
                       Vice President and General Counsel
                           Arthur J. Gallagher & Co.
                                Two Pierce Place
                          Itasca, Illinois  60143-3141
                                 (630) 773-3800
(Name, address, including zip code and telephone number, including area code, of agent for service)

                  Please Send Copies of All Communications to:
                           Kurt W. Florian, Jr., Esq.
                              Katten Muchin Zavis
                       525 West Monroe Street, Suite 1600
                         Chicago, Illinois  60661-3693
                                 (312) 902-5200

     Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                      Amount       Proposed Maximum
    Title of Each Class of            to be         Offering Price         Proposed Maximum            Amount of
  Securities to be Registered     Registered/(1)/    Per Share/(2)/  Aggregate Offering Price/(2)/  Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value    5,866,136 shares       $27.02              $158,502,995                $39,626
====================================================================================================================

(1) In addition to the 5,866,136 shares being registered hereby, the prospectus contained herein also relates to shares previously registered on our registration statements nos. 33-58101, 333-1435, 333-23879 and 333-75197.
     Pursuant to Rule 416(a) under the Securities Act of 1933, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, on the basis of the last price quoted for our common stock, as reported on the Consolidated Transaction Reporting System for securities listed on the NYSE on February 2, 2001.

     As permitted by Rule 429, the prospectus in this registration statement constitutes post-effective amendment no. 5 to registration statement no. 33-58101 which became effective April 24, 1995, post-effective amendment no. 4 to registration statement no. 333-1435 which became effective
March 27, 1996, post-effective amendment no. 3 to registration statement no. 333-23879 which became effective March 25, 1997 and post-effective amendment no. 1 to registration statement no. 333-75197 which became effective July 9, 1999.

     We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
+ The information contained in this prospectus is not complete and may be + + changed. We may not sell these securities until the registration statement +
+ filed with the Securities and Exchange Commission is effective. This        +
+ prospectus is not an offer to sell these securities, and it is not          +
+ soliciting any offer to buy thesesecurities in any state where the offer or +
+ sale is not permitted.                                                      +
-------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2001

PROSPECTUS

                      [LOGO OF ARTHUR J. GALLAGHER & CO.]

                               12,000,000 SHARES

                                 COMMON STOCK

                              ------------------

     This prospectus relates to 12,000,000 shares of our common stock which we intend to issue in connection with future acquisitions of other businesses or properties.

     Our common stock trades on the New York Stock Exchange under the trading symbol AJG. The last sales price of our stock on February 7, 2001 was $27.96 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ------------------

                      Prospectus dated February __, 2001

     This prospectus incorporates important business and financial information that is not included in or delivered with this prospectus. This information is available without charge to security holders upon oral or written request to Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141,
Attention: Investor Relations (Tel. (630) 773-3800). To ensure timely delivery of the information, please make any request at least five business days before the day you must make your investment decision. See "Where You Can Find More Information."

                              ------------------

     We have not authorized any person to provide information or make any representation about this offering that is not in this prospectus. Prospective investors should rely only on the information contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited. Information in this prospectus is correct only as of its date, regardless of when any later offer or sale occurs.


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

The Company................................................................... 3
Selected Consolidated Financial Data.......................................... 4
Plan of Distribution.......................................................... 5
Available Information......................................................... 6
Where You Can Find More Information........................................... 6
Validity of Common Stock...................................................... 7
Experts....................................................................... 7

                                  THE COMPANY

     We provide insurance brokerage, risk management, employee benefit services and other related services to our clients in the United States and abroad. Our principal business is the negotiation and placement of insurance for our clients. We also specialize in furnishing risk management services. Risk management involves assisting clients in analyzing risks. This analytical process involves determining whether proper protection is best obtained through the purchase of insurance or through retention of all or a portion of those risks and the adoption of corporate risk management policies and cost-effective loss control and prevention programs. Risk management services also include claims management, loss control consulting and property appraisals. We believe that our ability to deliver comprehensively structured risk management and brokerage services is one of our major strengths.

     We operate through a network of approximately 200 offices located throughout the United States and six countries abroad and through a network of correspondent brokers and consultants in more than 100 countries around the world. Some of these offices are fully staffed with sales, marketing, claims and other service personnel; others function as servicing offices for our brokerage and risk management service operations. Our international operations include a Lloyd's of London broker and affiliated companies in London, England and other facilities in Australia, Bermuda, Canada, Scotland and Papua New Guinea.

     We were founded in 1927 and were reincorporated as a Delaware corporation in 1972. Our principal executive offices are located at Two Pierce Place, Itasca, Illinois 60143-3141, and our telephone number is (630) 773-3800.

                     SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data for each of the five years in the period ended December 31, 1999 have been derived from our consolidated financial statements. Such data should be read in conjunction with our audited consolidated financial statements and related notes, which have been incorporated by reference into this prospectus.

                                                                  Year Ended December 31,/1, 2/
                                                       ----------------------------------------------------
                                                         1999       1998       1997       1996       1995
                                                       --------   --------   --------   --------   --------
                                                            (In thousands, except per share amounts)
Consolidated Statement of Earnings Data:
 Commissions.....................................      $390,984   $369,855   $343,826   $333,325   $323,184
 Fees............................................       235,277    212,916    185,642    176,048    165,759
 Investment income and other/3/..................        30,143     20,939     36,002     26,321     24,929
                                                       --------   --------   --------   --------   --------
 Total revenues..................................       656,404    603,710    565,470    535,694    513,872
 Total expenses..................................       548,310    516,717    479,649    465,979    441,958
                                                       --------   --------   --------   --------   --------
 Earnings before income taxes....................       108,094     86,993     85,821     69,715     71,914
 Net earnings....................................        70,250     58,683     57,723     46,622     45,187
 Net earnings per common share/2/................           .92        .78        .78        .63        .61
 Net earnings per common and common equivalent
  share/2, 4/....................................           .87        .74        .76        .61        .58
 Dividends declared per common share/2, 5/.......           .40        .35        .31        .29        .25
Consolidated Balance Sheet Data:
 Total assets....................................      $935,709   $795,498   $722,185   $659,185   $628,194
 Long-term debt less current portion.............            --         --         --      1,130      2,260
 Total stockholders' equity......................       249,750    210,402    176,782    146,894    136,570

___________________________

/1/ The financial information for all periods prior to 1999 has been restated for twelve 2000 acquisitions accounted for using the pooling of interests method.

/2/ All information relating to shares of our common stock has been adjusted to reflect a two-for-one stock split, effected in the form of a 100% stock dividend, that was declared in November 2000 and paid on January 18, 2001. The financial data incorporated by reference has not been adjusted for the two-for-one stock split.

/3/ Includes non-recurring gains of $8,993,000 in 1997 and $2,035,000 in 1995.

/4/ Based on weighted average number of common and common equivalent shares outstanding during the year.

/5/ Based on the total dividends declared on a share of common stock outstanding during the entire year.

                             PLAN OF DISTRIBUTION

     The shares of our common stock covered by this prospectus may be offered and issued by us from time to time in connection with future acquisitions of other businesses or properties.

     We expect to offer and sell the shares covered by this prospectus in connection with future acquisitions within the next two years. We anticipate that our future acquisitions will consist principally of additional insurance brokerage and related businesses. The consideration for acquisitions may include cash, including installment payments, shares of common stock, other securities including securities which may be converted into common stock, guarantees, assumptions of liabilities or any two or more of the foregoing, as determined from time to time by negotiations between us and the owners or controlling persons of the businesses or properties to be acquired. In addition, we may enter into employment contracts and non-competition agreements with former owners and key executive personnel of acquired businesses. At this time we are engaged in preliminary discussions with a number of candidates for possible future acquisitions.

     In general, the terms of a future acquisition will be determined by negotiations between our representatives and the owners or controlling persons of the businesses or properties to be acquired, and the factors taken into account in an acquisition may include the established quality and reputation of the business and its management, gross commission revenues, earning power, cash flow, growth potential, location of the business and properties to be acquired and geographical and service diversification resulting from the acquisition. We anticipate that shares of our common stock issued in any future acquisition will be valued at a price reasonably related to the current market value of the common stock as reported for securities listed on the NYSE, either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares. We do not expect to receive any cash proceeds, other than cash balances of acquired companies, in connection with any such issuances.

     We do not expect that underwriting discounts or commissions will be paid by us except that finder's fees may be paid to persons from time to time in connection with specific acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

                             AVAILABLE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov." Our common stock is listed on the NYSE under the symbol "AJG" and the periodic reports, proxy statements and other information we file with the SEC may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.


                      WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents and information listed below:

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on March 23, 2000.

     (2) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed on May 12, 2000.

     (3) Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed on August 10, 2000.

     (4) Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, filed on November 14, 2000.

     (5) The description of our common stock contained in Form 8-A (registration no. 0-13480), which incorporates by reference our registration statement on Form S-1 (registration no. 2-89195), and the description of common share purchase rights currently attached to the common stock contained in Form 8-A (registration no. 0-13480) filed with the SEC on May 12, 1987 and in Current Report on Form 8-K (registration no. 0-13480) filed with the SEC on May 18, 1987.

     The information incorporated by reference above relating to shares of our common stock has not been adjusted to reflect a two-for-one stock split, effected in the form of a 100% stock dividend, that was declared in November 2000 and paid on January 18, 2001.

     In addition, this prospectus incorporates by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of the initial filing of the registration statement that includes this prospectus until the termination of the offering. Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                           Arthur J. Gallagher & Co.
                               Two Pierce Place
                         Itasca, Illinois  60143-3141
                        Attention:  Investor Relations
                                (630) 773-3800

     This prospectus is part of registration statements that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.


                           VALIDITY OF COMMON STOCK

     For the purpose of this offering, our General Counsel, John C. Rosengren, Esq., is providing an opinion on the validity of the shares. Mr. Rosengren holds 1,600 shares of our common stock and options to purchase 68,000 shares of our common stock.


                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Article Seventh of our By-laws (filed as Exhibit 3.2) and Article Thirteenth of our Restated Certificate of Incorporation (filed as Exhibit 3.1) provide in effect for our indemnification of each of our directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law.

     Article Seventh of our By-laws provides that we shall indemnify any person in connection with any action, suit, or proceeding brought or threatened by reason of the fact that he or she is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against all costs actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by us or in our right, and provided further that such person shall not have been adjudged liable for negligence or misconduct in the performance of his or her duty to us, unless, in view of all the circumstances of the case, the court in which the action or suit was brought determines that such person despite the adjudication of liability is fairly and reasonably entitled to indemnity for such expenses.

     Article Thirteenth of our Restated Certificate of Incorporation eliminates the liability of our directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his or her duty of loyalty to us and our stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under Section 174 of the Delaware General Corporation Laws or obtains an improper personal benefit.

     We also maintain and pay premiums on a directors' and officers' liability insurance policy and have entered into an indemnity agreement with each of our directors and officers. The provisions of the indemnity agreement alter or clarify the statutory indemnity in the following respect: (1) indemnity will be explicitly provided for settlements in derivative actions; (2) prompt payment of litigation expenses will be provided in advance of indemnification; (3) prompt indemnification of advances of expenses will be provided unless a determination is made that the director or officer has not met the required standard; (4) the director or officer will be permitted to petition a court to determine whether his actions meet the standards required; and (5) partial indemnification will be permitted in the event that the director or officer is not entitled to full indemnification. In addition, the indemnity agreement specifically includes indemnification with respect to actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933 and/or the Securities Exchange Act of 1934.

     The preceding summary is qualified in its entirety by our Restated Certificate of Incorporation, By-laws and the indemnity agreements.

Item 21.  Exhibits and Financial Statement Schedules

     (a) The following exhibits are filed herewith or incorporated herein by reference.


Exhibit No.          Description of Exhibit                                    Location
-----------      ----------------------------------------------------------------------------------------------------
3.1              Our Restated Certificate of        Incorporated by reference to the same exhibit number to our
                 Incorporation.                     Form 10-Q quarterly report for the quarterly period ended June
                                                    30, 1996, file no. 1-9761.
3.1.1            Certificate of Amendment of        Incorporated by reference to the same exhibit number to our
                 our Restated Certificate of        Form 10-Q quarterly report for the quarterly period ended June
                 Incorporation.                     30, 2000, file no. 1-9761.
3.2              Our By-Laws.                       Incorporated by reference to the same exhibit number to our
                                                    Form S-1 registration statement no. 33-10447.
3.3              Rights Agreement between us        Incorporated by reference to exhibits 1 and 2 to our Form 8-A
                 and Bank of America Illinois       registration statement filed May 12, 1987, file no. 0-13480.
                 (formerly Continental Illinois
                 National Bank and Trust
                 Company of Chicago).
3.4              Assignment and Assumption          Incorporated by reference to the same exhibit number to our
                 Agreement of Rights                Form S-8 registration statement no. 33-38031.
                 Agreement by and among
                 Bank of America Illinois
                 (formerly Continental Illinois
                 National Bank and Trust
                 Company of Chicago), Harris
                 Trust and Savings Bank and us.
3.5              Amendment no. 1 to exhibit         Incorporated by reference to the same exhibit
                 3.3.                               number to our Form 10-Q quarterly report for the quarterly period ended June 30, 1996, file no. 1-9761.
4.1              Instruments defining the           Relevant portions contained in our Restated Certificate of
                 rights of security holders.        Incorporation and By-Laws and the Rights Agreement in exhibits
                                                    3.1, 3.2 and 3.3, respectively, hereby incorporated by reference.

5.0              Opinion of John C. Rosengren,
                 our Vice President and General
                 Counsel, including consent.
23.1             Consent of Ernst & Young
                 LLP, as independent auditors.
23.2             Consent of John C. Rosengren,      Included in exhibit 5.0.
                 our Vice President and General
                 Counsel.
24.0             Powers of Attorney.

 (b) Financial Statement Schedules:

Schedule II Valuation and Qualifying Accounts is incorporated herein by reference to our Form 10-K annual report for 1999, file no. 1-9761.

  All other exhibits and schedules are omitted because they are not applicable or not required or because the required information is included in the consolidated financial statements or notes thereto.

Item 22.  Undertakings

     We hereby undertake as follows:

     (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, except where the transaction in which the securities being offered pursuant to the registration statement would itself qualify for an exemption under Section 5 of the Securities Act of 1933, absent the existence of other similar (prior or subsequent) transactions.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Arthur J. Gallagher & Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on the 8/th/ day of February, 2001.

                              ARTHUR J. GALLAGHER & CO.


                              By: /s/ J. Patrick Gallagher, Jr.
                                 -------------------------------------------
                                    J. Patrick Gallagher, Jr.
                                    President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on February 8, 2001 by the following persons in the capacities indicated.

           Signature                                Title
-----------------------------    ---------------------------------------
   /s/ Robert E. Gallagher*      Chairman and Director
-----------------------------
      (Robert E. Gallagher)

/s/ J. Patrick Gallagher, Jr.    President and Director (Chief Executive
-----------------------------    Officer)
   (J. Patrick Gallagher, Jr.)

/s/ Michael J. Cloherty          Executive Vice President and Director
----------------------------     (Chief Financial Officer)
    (Michael J. Cloherty)

/s/ Jack H. Lazzaro              Vice President--Finance (Chief Accounting
----------------------------     Officer)
    (Jack H. Lazzaro)

/s/ T. Kimball Brooker*          Director
---------------------------
   (T. Kimball Brooker)

/s/ Gary P. Coughlan*            Director
---------------------------
    (Gary P. Coughlan)

/s/ Peter J. Durkalski*          Director
---------------------------
   (Peter J. Durkalski)

/s/ Ilene S. Gordon*             Director
---------------------------
   (Ilene S. Gordon)

/s/ Frank M. Heffernan, Jr.*     Director
---------------------------
  (Frank M. Heffernan, Jr.)

/s/ Walter F. McClure*           Director
---------------------------
   (Walter F. McClure)

/s/ Robert Ripp*                 Director
--------------------------
   (Robert Ripp)

/s/ James R. Wimmer*             Director
--------------------------
   (James R. Wimmer)

                              *By: /s/ John C. Rosengren
                                  ----------------------
                                    John C. Rosengren,
                                    Attorney-in-fact